Exhibit 24

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints
Heather Isely as such person's true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings required by the Securities
Exchange Act of1934, as amended (the "Exchange Act"), including Sections 13 and 16 of the Exchange Act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of Natural Grocers by Vitamin Cottage, Inc., including but not limited to Forms 3, 4 and 5 and Schedule 13D or Schedule
13G under the Exchange Act and any amendments thereto.

        This power of attorney shall be valid from the date hereof until revoked by the undersigned.

        IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 8th day of May, 2014


/s/ Kemper Isely
Name: Kemper Isely